Exhibit 4.1

OUTDOOR CHANNEL HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
75,000,000 SHARES AUTHORIZED $0.001 PAR VALUE

THIS CERTIFIES THAT

CUSIP 690027 20 6

SEE REVERSE
FOR CERTAIN DEFINITIONS

[LOGO]

is the owner of

fully paid and non-assessable shares of the common stock, $0.001 par value, of

OUTDOOR CHANNEL HOLDINGS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the transfer agent and registered by the Registrar.

In Witness Whereof, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

SECRETARY	PRESIDENT

COUNTERSIGNED:
Computershare Trust Company, Inc.
P.O. Box 1596
Denver, Colorado 80201

By
Transfer Agent & Registrar Authorized Signature

OUTDOOR CHANNEL HOLDINGS, INC.

TRANSFER FEE: $25.00 PER NEW CERTIFICATE ISSUED

The following abbreviations when used in the Inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws of regulations:

TEN COM	-as tenants in common
TEN ENT	-as tenants by the entireties	UNIT GIFT MIN ACT-	Custodian
JT TEN	-as joint tenants with righ of	(Cust)	(Minor)
survivorship and not as tenants	under Uniform Gifts to Minors
In common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE WRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                            Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                           attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S. E. C. Rule 17 Ad-15.